UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 09, 2023

Sarepta Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-14895	93-0797222
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 First Street
Cambridge, Massachusetts		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 274-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SRPT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On January 9, 2023, Douglas S. Ingram, President and Chief Executive Officer of Sarepta Therapeutics, Inc. (the “Company”) disclosed certain preliminary financial information for the year ended December 31, 2022 during the Company’s presentation at the 41st Annual J.P. Morgan Healthcare Conference (the “Conference”) and in discussions with third parties at the Conference. Specifically, the Company disclosed its (unaudited) cash position of approximately $2.0 billion as of December 31, 2022 and that the Company expects total net product revenue (unaudited) for the fourth quarter ended December 31, 2022 to be approximately $235.5 million, and expects total net product revenue (unaudited) for the year ended December 31, 2022 to be approximately $843.3 million, each from sales of EXONDYS 51® (eteplirsen) Injection, VYONDYS 53® (golodirsen) Injection and AMONDYS 45® (casimersen) Injection.

The information in this Item 2.02 is unaudited and preliminary and does not present all information necessary for an understanding of the Company’s financial condition as of December 31, 2022 and its results of operations for the three months and year ended December 31, 2022. The audit of the Company’s financial statements for the year ended December 31, 2022 is ongoing and could result in changes to the information in this Item 2.02.

Item 7.01 Regulation FD Disclosure.

The disclosure in Item 2.02 above is hereby incorporated by reference into this Item 7.01. On January 9, 2023, the Company issued a press release disclosing such information.

Copies of the press release and the slides presented by Mr. Ingram at the Conference on January 9, 2023 are furnished with this report as Exhibit 99.1 and Exhibit 99.2, respectively.

The information in this report, including Exhibit 99.1 and Exhibit 99.2 attached hereto, is furnished pursuant to Items 2.02 and 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references the information furnished pursuant to Items 2.02 and 7.01 of this report.

Forward-Looking Statements

This Current Report contains forward looking statements. Any statements contained in this Current Report that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “may,” “intends,” “prepares,” “looks,” “potential,” “possible” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include statements relating to the Company's expected financial results.

These forward-looking statements involve risks and uncertainties, many of which are beyond the Company's control. Actual results could materially differ from those stated or implied by these forward-looking statements as a result of such risks and uncertainties. Known risk factors include the following: the estimates and judgments the Company makes, or the assumptions on which it relies, in preparing its consolidated financial statements could prove inaccurate; the Company's revenues and operating results could fluctuate significantly, which may adversely affect the Company's stock price; and those risks identified under the heading “Risk Factors” in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 as well as other SEC filings made by the Company which you are encouraged to review.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated January 9, 2023
99.2	Sarepta Therapeutics, Inc. Presentation at the 41st Annual J.P. Morgan Healthcare Conference, dated January 9, 2023
104	The cover page from this Current Report on Form 8-K of Sarepta Therapeutics, Inc., formatted in Inline XBRL and included as Exhibit 101

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sarepta Therapeutics, Inc.

Date:	January 9, 2023	By:	/s/ Douglas S. Ingram
Douglas S. Ingram President and Chief Executive Officer